SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement.  [ ]  Confidential, for Use of the Commission
                                        only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material under Rule 14a-12.

                        Lakeland Financial Corporation
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               (Name of Registrant as Specified in Its Charter)
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[ ] Fee paid previously with preliminary materials:
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[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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

LAKELAND FINANCIAL CORPORATION
P.O. Box 1387 o Warsaw, Indiana 46581 o (574) 267-6144





                                March 11, 2005




Dear Shareholder:




         On behalf of the board of directors and management of Lakeland Financial Corporation, we cordially invite you to attend the annual meeting of shareholders of Lakeland Financial Corporation to be held at 12:00 p.m. on April 12, 2005, at Westminster Hall located at 200 Seminary Drive in Winona Lake, Indiana. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2004 summary annual report to shareholders and a copy of our annual report on Form 10-K for your review. At the meeting we will report on operations and the outlook for the year ahead.

         Our Nominating and Corporate Governance Committee has nominated four persons to serve as directors, each of whom are incumbent directors. Additionally, our Audit Committee has selected, and we recommend, that you ratify the selection of Crowe Chizek and Company LLC to continue as our independent registered public accounting firm for the year ending December 31, 2005. We recommend you vote your shares for the director nominees and in favor of the ratification of our accountants.


         We encourage you to attend the meeting in person. Please return the enclosed RSVP card if you plan to attend. Whether or not you plan to attend, however, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. This will assure that your shares are represented at the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.


                                          Very truly yours,




                                          /s/Michael L. Kubacki
                                          Michael L. Kubacki
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                        LAKELAND FINANCIAL CORPORATION




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 12, 2005



To the shareholders:


         The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 12, 2005, at 12:00 p.m. at Westminster Hall located at 200 Seminary Drive in Winona Lake, Indiana, for the following purposes:

         1.       to elect four members of the board of directors;

         2. to ratify the appointment of Crowe Chizek and Company LLC as independent registered public accounting firm for the fiscal year ending December 31, 2005; and


         3. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.


         Only shareholders of record on our books at the close of business on February 23, 2005, the record date for the annual meeting, will be entitled to vote at the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

                                        By order of the board of directors



                                        /s/Michael L. Kubacki
                                        Michael L. Kubacki
                                        Chairman of the Board, President and
                                        Chief Executive Officer

Warsaw, Indiana
March 11, 2005


PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

                        LAKELAND FINANCIAL CORPORATION


                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                April 12, 2005



         Lakeland Financial Corporation, an Indiana corporation, with its principal executive offices located in Warsaw, Indiana, is the holding company for Lake City Bank. We also own all of the common securities of Lakeland Statutory Trust II, a Connecticut business trust created for the issuance of trust preferred securities. Lake City Bank owns all of the common stock of LCB Investments Limited, a subsidiary formed in 1999 to manage a portion of the Bank's securities portfolio.

         This proxy statement is being furnished to shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting to be held at Westminster Hall, located at 200 Seminary Drive in Winona Lake, Indiana on Tuesday, April 12, 2005 at 12:00 p.m., or at any adjournments or postponements of the meeting. Our summary annual report to shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2004 and a copy of our Form 10-K that we filed with the Securities and Exchange Commission, accompanies this proxy statement, which is first being mailed to shareholders on or about March 11, 2005.

         The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on February 23, 2005, the record date for the annual meeting, you owned shares of Lakeland Financial's common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of four directors of Lakeland Financial for a term expiring in 2008 and the ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the 2005 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the meeting. If you are a record holder of shares, you may complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted "for" all four nominees named in this proxy statement and "for" the ratification of the appointment of our auditors.

If you are a beneficial owner and a broker or other fiduciary is the record holder (or in what is usually referred to as "street name"), then you received this proxy statement from the record holder. The broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker, you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting. Even if you plan to attend the annual meeting, you should complete and return your proxy card in advance of the annual meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption of a stock incentive plan, unless they have received voting instructions from the person for whom they are holding shares. You should do this by carefully following the instructions your broker gives you concerning their procedures.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     o signing another proxy card with a later date and returning that proxy card to our transfer agent at:

         American Stock Transfer and Trust Company
         59 Maiden Lane
         New York, New York  10038;

     o   sending notice to us that you are revoking your proxy; or

     o   voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

     o   is present and votes in person at the meeting; or

     o   has properly submitted a signed proxy card or other form of proxy.

On February 23, 2005, the record date, there were 5,946,654 shares of common stock issued and outstanding. Therefore, at least 2,973,328 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?


The four individuals receiving the highest number of votes cast "for" their election will be elected as directors of Lakeland Financial.

The ratification of the appointment of our independent registered public accounting firm and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2005.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Lakeland Financial or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 23, 2005, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all directors and executive officers of Lakeland Financial as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of February 23, 2005.

Name of Individual or                          Amount and Nature of    Percent
Number of Individuals in Group              Beneficial Ownership(1,2)  of Class

5% Shareholders

Lakeland Financial Corporation 401(k) Plan          522,375(3)           8.78%
Post Office Box 1387
Warsaw, Indiana  46581-1387

Directors and Nominees

Robert E. Bartels, Jr.                                  100                 *
L. Craig Fulmer                                      17,522(4)              *
Michael L. Kubacki                                   79,257(5)           1.32%
Allan J. Ludwig                                      35,181(6)              *
Charles E. Niemier                                   15,723(7)              *
Emily E. Pichon                                         300                 *
Richard L. Pletcher                                  14,038(8)              *
Steven D. Ross                                        2,448                 *
Donald B. Steininger                                 11,021(9)              *
Terry L. Tucker                                      13,397(10)             *
M. Scott Welch                                        8,440(11)             *

Other Named Executive Officers
David M. Findlay                                      2,058                 *
Charles D. Smith                                     46,136(12)             *
Kevin L. Deardorff                                   15,015(13)             *
Robert C. Condon                                     12,864                 *

All directors and executive officers as a group

(19 persons)                                        296,207(14)          4.92%


*Indicates that the individual or entity owns less than one percent of Lakeland Financial's common stock.

(1) The total number of shares of common stock issued and outstanding on February 23, 2005 was 5,946,654.

(2) The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(3) This information has been supplied by Fidelity Investments which serves as trustee of the trust for the plan. Participant employees of Lakeland Financial and Lake City Bank exercise voting and investment power over the shares held in their respective participant accounts. Lake City Bank exercises sole investment power over those shares not allocated to any participant account. On February 23, 2005, there were 305,328, unallocated shares held for the plan.

(4) Includes 1,453 shares held by Mr. Fulmer's individual retirement account, as to which shares he shares voting and investment power; 300 shares held by Mr. Fulmer's wife's individual retirement account, as to which shares he shares voting and investment power; 2,100 options, which are currently exercisable, over which Mr. Fulmer has no voting power and sole investment power; and 6,551 shares credited to Mr. Fulmer's account as of January 26, 2005 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(5) Includes 100 shares owned by Mr. Kubacki's son and 300 shares held in a trust in which he serves as co-trustee and 40,000 options, which are currently exercisable, over which Mr. Kubacki has no voting power and sole investment power.

(6) Includes 17,492 shares held by Ludwig Investments, as to which shares Mr. Ludwig exercises voting and investment power; 8,000 shares held by Mr. Ludwig's individual retirement account, as to which shares he exercises voting and investment power; 2,000 shares held by Mr. Ludwig's wife's retirement account, as to which shares Mr. Ludwig disclaims any beneficial interest; 2,100 options, which are currently exercisable, over which Mr. Ludwig has no voting power and sole investment power; and 5,589 shares credited to Mr. Ludwig's account as of January 26, 2005 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(7) Includes 2,465 shares held by Mr. Niemier's individual retirement account, as to which shares he shares voting and investment power; 1,618 shares held by Mr. Niemier's wife's individual retirement account, as to which shares he disclaims any beneficial interest; 1,848 shares held in Mr. Niemier's 401(k) plan, as to which shares he shares voting and investment power; 1,175 options, which are currently exercisable, over which Mr. Niemier has no voting power and sole investment power; and 4,580 shares credited to Mr. Niemier's account as of January 26, 2005 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(8) Includes 758 shares held by Mr. Pletcher's individual retirement account. Also included are 508 shares held by Mr. Pletcher's wife's individual retirement account, with respect to which shares Mr. Pletcher disclaims any beneficial interest; 2,100 options, which are currently exercisable, over which Mr. Pletcher has no voting power and sole investment power; and 9,132 shares credited to Mr. Pletcher's account as of January 26, 2005 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(9) Includes 700 shares held by Mr. Steininger's wife's individual retirement account, as to which shares he shares voting and investment power and 1,021 shares credited to Mr. Steininger's account as of January 26, 2005 under terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(10) Includes 2,100 options, which are currently exercisable, over which Mr. Tucker has no voting power and sole investment power; and 6,017 shares credited to Mr. Tucker's account as of January 26, 2005 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(11) Includes 700 shares held by Mr. Welch's wife's individual retirement account, as to which shares he shares voting and investment power; 1,175 options, which are currently exercisable, over which Mr. Welch has no voting power and sole investment power; and 3,515 shares credited to Mr. Welch's account as of January 26, 2005 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(12) Includes 283 shares owned by Mr. Smith's wife, as to which shares he disclaims any beneficial interest and 12,000 options, which are currently exercisable, over which Mr. Smith has no voting power and sole investment power.

(13) Includes 12,000 options, which are currently exercisable, over which Mr. Deardorff has no voting power and sole investment power.

(14) This includes shares which have been allocated to executive officers under the 401(k) plan through December 31, 2004.


                             ELECTION OF DIRECTORS

         Shareholders will be entitled to elect four directors for a term expiring in 2008 at the annual meeting. Our board is divided into three classes of directors having staggered terms of three years. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information concerning the nominees for election and for each of Lakeland Financial's other directors, whose terms of office will continue after the meeting, including the age, the year first elected as a director and the other positions held by the person at Lakeland Financial and Lake City Bank. The nominees, if elected at the annual meeting, will serve as directors for a three-year term expiring in 2008, except as noted below. We recommend that shareholders vote "FOR" each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees.

NOMINEES
                                     Director      Positions with Lakeland
Name (age)                            Since     Financial and Lake City Bank
Term Expires 2008

Robert E. Bartels, Jr. (age 40)       2002      Director of Lakeland Financial
                                                and Lake City Bank

Michael L. Kubacki (age 53)           1998      President, Chief Executive
                                                Officer and Director of
                                                Lakeland Financial and
                                                Lake City Bank

Steven D. Ross (age 50)               2000      Director of Lakeland Financial
                                                and Lake City Bank

M. Scott Welch (age 44)               1998      Director of Lakeland Financial
                                                and Lake City Bank

                                                     CONTINUING DIRECTORS

Term Expires 2006
Allan J. Ludwig (age 66)              1996      Director of Lakeland Financial
                                                and Lake City Bank

Emily E. Pichon (age 41)              2002      Director of Lakeland Financial
                                                and Lake City Bank

Richard L. Pletcher (age 63)          1992      Director of Lakeland Financial
                                                and Lake City Bank

Term Expires 2007
L. Craig Fulmer (age 62)              1993      Director of Lakeland Financial
                                                and Lake City Bank

Charles E. Niemier (age 49)           1998      Director of Lakeland Financial
                                                and Lake City Bank

Donald B. Steininger (age 62)         2001      Director of Lakeland Financial
                                                and Lake City Bank

Terry L. Tucker (age 64)              1988      Director of Lakeland Financial
                                                and Lake City Bank

         Except as noted above, all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. No nominee or director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company, except for Mr. Niemier, who is a director of Biomet, Inc.

         The business experience of each of the nominees and continuing directors for the past five years is as follows:


         Mr. Bartels, Jr. is President and Chief Executive Officer of Martin's Supermarkets, Inc., a regional supermarket chain headquartered in South Bend, Indiana.

         Mr. Fulmer is Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

         Mr. Kubacki presently serves as Chairman, President and Chief Executive Officer of Lakeland Financial and Lake City Bank. Prior to joining Lakeland Financial in 1998, Mr. Kubacki served as Executive Vice President of the Northern Trust Bank of California, NA.

         Mr. Ludwig is an entrepreneur and industrial developer in Elkhart, Indiana.

         Mr. Niemier is Senior Vice President - International Operations of Biomet, Inc., which is a manufacturer of medical and orthopedic devices based in Warsaw, Indiana. He also serves as a trustee of Valparaiso University.

         Ms. Pichon is a director of the Cole Foundation, a private charitable foundation focused on northeast Indiana education, economic development and conservation based in Fort Wayne, Indiana.

         Mr. Pletcher is President of Pletcher Enterprises, Inc., a holding company located in Nappanee, Indiana, and Chief Executive Officer of its principal subsidiary, Amish Acres, LLC, a heritage resort.

         Mr. Ross is President of Bertsch Services, which is a regional food service and vending company based in Warsaw, Indiana.

         Mr. Steininger is President of Steininger Development, a real estate development company based in Ft. Wayne, Indiana.

         Mr. Tucker is President of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, as well as the production and sale of other food products and is headquartered in Milford, Indiana.

         Mr. Welch is the Chief Executive Officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging and is headquartered in Elkhart, Indiana.

         In addition, the following individuals serve as executive officers of Lakeland Financial and are named in the compensation tables included in this proxy statement:

         David M. Findlay, age 43, became an Executive Vice President and Chief Financial Officer of Lakeland Financial and Lake City Bank in September, 2000. Prior to his arrival, Mr. Findlay served as the Chief Financial Officer of Quality Dining, Inc., a publicly traded company with its headquarters in South Bend, Indiana. Prior to that, he served in various capacities with The Northern Trust Company in Chicago.

         Charles D. Smith, age 60, presently serves as an Executive Vice President of Lakeland Financial and Lake City Bank, positions he has held since 2000. He has served as an officer of Lake City Bank since 1983.

         Kevin L. Deardorff, age 43, presently serves as an Executive Vice President of Lakeland Financial and Lake City Bank, positions he has held since 2001. He has served as an officer of Lake City Bank since 1993.

         Robert C. Condon, age 64, presently serves as an Executive Vice President of Lakeland Financial and Lake City Bank, positions he has held since 1999. Prior to that he was Managing Director of the Northern California region of The Northern Trust Company for eight years. Before that he was Vice President and Division Head for Trust Division A for The Northern Trust Company in Chicago.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2004, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2004 except for Mr. Fulmer and Mr. Pletcher, who each did not timely file one report concerning an acquisition of our common stock totaling 680 and 300, respectively.

                CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
General

         There are currently eleven directors serving on our board of directors. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Lakeland Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which are held on a monthly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Kubacki, our President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants). All members of our board of directors also serve as members of Lake City Bank's board of directors.

         With the exception of Mr. Kubacki, all of our current directors are "independent" as defined by the Nasdaq Stock Market, Inc. and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, among other committees. The current charters of each of these committees are available on our website at www.lakecitybank.com. Also posted on the web site is a general description regarding our company and links to our filings with the Securities and Exchange Commission.

         Our board of directors held twelve meetings during 2004. With the exception of Mr. Ludwig, all of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. Last year's annual meeting was attended by nine of the eleven incumbent directors.

Audit Committee

         In 2004, the Audit Committee was comprised of Charles E. Neimier, Robert E. Bartles, Jr., Emily E. Pichon, Richard L. Pletcher, Terry L. Tucker and M. Scott Welch, each of whom is expected to serve on the committee through 2005. Each of the members is considered "independent" according to the Nasdaq listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that Mr. Niemier qualifies as an "audit committee financial expert" under the regulations of the Securities and Exchange Commission. The board based this decision on Mr. Niemier's education, his professional experience at an audit firm and his experience as Chief Financial Officer and board member of Biomet, Inc., a company with its common stock quoted on the Nasdaq National Market System.

         The functions performed by the Audit Committee include, among other things, the following:

         o      overseeing our accounting and financial reporting;

         o selecting, appointing and overseeing our independent registered public accounting firm;

         o reviewing actions by management on recommendations of the independent registered public accounting firm and internal auditors;

         o meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal control and internal audit procedures; and

         o reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

         To promote independence of the audit function, the committee consults separately and jointly with the independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the committee, which sets forth the committee's duties and responsibilities. Our current charter was attached to our 2003 proxy statement as Appendix A and is available on our website at www.lakecitybank.com. In 2004, the committee met four times.

Compensation Committee

         During 2004, the Compensation Committee was comprised of L. Craig Fulmer, Charles E. Niemer, Emily E. Pichon, Richard L. Pletcher and Terry L. Tucker, each of whom is expected to serve on the committee through 2005. Each of the members is considered "independent" according to the Nasdaq listing requirements, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director under Section 16 of the Securities Exchange Act of 1934. The purpose of the Compensation Committee is to determine the salary and bonus to be paid to Mr. Kubacki, our Chief Executive Officer, and to review and recommend to the board for approval the salaries and bonuses for our other executive officers. The committee also administers our share incentive plan and meets either independently or in conjunction with our full board of directors to grant awards to eligible individuals in accordance with the terms of the plan. We have adopted a written charter for the committee, which sets forth the committee's duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. In 2004, the committee met two times.

Corporate Governance Committee

         We also have a Corporate Governance Committee. The members of the committee are Allan J. Ludwig, Steven D. Ross, Donald B. Steininger and M. Scott Welch, and each is considered "independent" according to the Nasdaq listing requirements. The primary purposes of the committee are to identify and recommend individuals to be presented to our shareholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the committee, which sets forth the committee's duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. The committee met one time in 2004.

Director Nominations and Qualifications

         For the 2005 annual meeting of shareholders, the Corporate Governance Committee nominated for re-election to the board the four incumbent directors whose terms are set to expire in 2005. This nomination was further approved by the full board. We did not receive any shareholder nominations for director for the 2005 annual meeting.

         The Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and those shareholder nominees included in the proxy statement, in the same manner. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. Additionally, all nominees must be under the age of 70, which is the mandatory retirement age established by the board. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are "independent" in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates.

Shareholder Communication with the Board, Nomination and Proposal Procedures

         General Communications with the Board. Shareholders may contact Lakeland Financial's board of directors by contacting David M. Findlay, Corporate Secretary, at Lakeland Financial Corporation, P.O. Box 1387, Warsaw, Indiana, 46581 or (574) 267-6144. All comments will be forwarded directly to the Chairman of the Board.

         Nominations of Directors. In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the nomination to our President not fewer than 10 days nor more than 50 days prior to the date of the annual meeting. The shareholder's notice of intention to nominate a director must include the name and address of the proposed nominee, the principal occupation of the proposed nominee, the name and address of the shareholder making the nomination, and the number of shares of capital stock of Lakeland Financial owned by the notifying shareholder. We may request additional information after receiving the notification.

         For a shareholder nominee to be considered to be included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the date the previous year's proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

         Other Shareholder Proposals. For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2006, shareholder proposals must be received by David M. Findlay, our Corporate Secretary, at the above address, no later than November 11, 2005, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Independent Director Sessions

         Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Kubacki in attendance. In 2003, the board of directors created the position of a lead independent director and the independent directors appointed Allan J. Ludwig to serve in that position. This appointment is reviewed annually by the Corporate Governance Committee and the committee re-appointed Mr. Ludwig as our lead independent director in 2004 and is expected to remain for 2005. The lead independent director assists the board in assuring effective corporate governance and serves as chairperson of the independent director sessions.

Code of Ethics

         We have a code of conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code of conduct is posted on our website at www.lakecitybank.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

                            EXECUTIVE COMPENSATION

         The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and our four other most highly paid executive officers:

----------------------------------------------------------------------------------------------------------------------------------

                                                    SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Long Term
                                                                                             Compensation
                                                          Annual Compensation                   Awards
                                               ----------------------------------------- --------------------
             (a)                      (b)               (c)                  (d)                  (e)                 (f)

                                                                                              Securities
                                                                                              Underlying           All Other
           Name and                                                                          Options/SARs         Compensation
      Principal Position              Year            Salary($)            Bonus($)               (#)                ($)(1)
--------------------------------- ------------ ---------------------- ------------------ -------------------- --------------------

Michael L. Kubacki                    2004          $  339,023          $  126,000                -               $  21,466
President and Chief Executive         2003             315,000             106,000              10,000               20,692
Officer                               2002             290,000              56,000                -                  19,281

David M. Findlay                      2004          $  213,168          $   59,000                -               $  16,399
Executive Vice President and          2003             197,000              51,000               5,000               15,132
Chief Financial Officer               2002             182,500              26,250                -                  15,207

Charles D. Smith                      2004          $  178,720          $   49,000                -               $  16,720
Executive Vice President              2003             165,000              43,000               5,000               15,803
                                      2002             152,500              21,750                -                  14,084

Kevin L. Deardorff                    2004          $  146,569          $   30,003                -               $  11,067
Executive Vice President              2003             135,000              23,000               5,000               10,062
                                      2002             125,000              18,000                -                   9,178

Robert C. Condon                      2004          $  140,562          $   17,000                -               $  15,140
Executive Vice President              2003             135,000              21,000               2,000               13,680
                                      2002             125,000              18,000                -                  11,748

(1) The amounts set forth in column (f) for Messrs. Kubacki, Findlay, Smith, Deardorff and Condon include life insurance premiums, country club memberships and cell phone stipends paid by us as well as the following 401(k) plan matching contributions, including supplemental 401(k) matching contributions, paid by Lakeland Financial as follows:

        Mr. Kubacki   Mr. Findlay   Mr. Smith    Mr. Deardorff    Mr. Condon
2004    $  11,700     $  11,700     $  11,700    $   9,535        $   9,454
2003    $  12,000     $  12,000     $  12,000    $   9,506        $   9,360
2002    $  10,500     $  11,000     $  10,455    $   8,580        $   7,500

         There were no options granted to the individuals named above in the summary compensation table during the 2004 fiscal year.

         The following table sets forth information concerning the exercisable and nonexercisable stock options at December 31, 2004 held by the individuals named in the summary compensation table:

----------------------------------------------------------------------------------------------------------------------------------

                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                          OPTIONS VALUES
----------------------------------------------------------------------------------------------------------------------------------
              (a)                   (b)              (c)                      (d)                               (e)
                                   Shares                             Number of Securities             Value of Unexercised
                                Acquired on         Value            Underlying Unexercised          In-the-Money Options at
                                  Exercise         Realized          Options at FY-End (#)                  FY-End ($)
             Name                   (#)              ($)         Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------- ---------------- ---------------- ---------------- ---------------- ---------------- ----------------

Michael L. Kubacki                  ---              ---            30,000           40,000         $ 536,925        $ 822,200

David M. Findlay                    ---              ---               ---           35,000         $     ---        $ 803,250

Charles D. Smith                    ---              ---             8,000           22,000         $ 142,430        $ 458,395

Kevin L. Deardorff                  ---              ---             8,000           19,000         $ 142,430        $ 385,890

Robert C. Condon                    ---              ---             5,000           16,000         $ 108,550        $ 365,120

Pension Plan Table

         Our defined benefit retirement plan covers certain employees over 21 years of age with more than one year of service. Effective April 1, 2000, we amended the plan to freeze the accrual of benefits to participants under the plan. As a result of this amendment, employees who were not participants in the plan as of March 31, 2000 are no longer able to become participants under the plan. In addition, all benefits previously accrued under the plan by participants were frozen in place, and continuing employment with us will not increase the employee's benefits upon retirement. Normal retirement age is 65. Participants received credit for 2-1/2% of their average salary for each year up to 20 years of service or through March 31, 2000, whichever occurred first.

         The principal benefit under this plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the latest plan (which is now frozen) was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased, as a part of the plan termination will reduce the benefits to be paid out of the latest plan.

                     Years of Credited Service Through March 31, 2000
Remuneration      15           20           25           30           35
------------ ------------ ------------ ------------ ------------ -----------

     100,000       37,500       50,000       50,000       50,000      50,000
     150,000       56,250       75,000       75,000       75,000      75,000
     200,000       75,000      100,000      100,000      100,000     100,000
     250,000       93,750      125,000      125,000      125,000     125,000
     300,000      112,500      150,000      150,000      150,000     150,000
     350,000      131,250      175,000      175,000      175,000     175,000
     400,000      150,000      200,000      200,000      200,000     200,000
     450,000      168,750      225,000      225,000      225,000     225,000
     500,000      187,500      250,000      250,000      250,000     250,000

         The amounts shown above include benefits payable under a supplemental employee retirement plan, which is a non-qualified plan payable as a general creditor of Lakeland Financial. This plan was created in 1989 when changes to the Internal Revenue Code that apply to defined pension plans could have resulted in a reduced pension benefit for certain highly compensated employees. This supplemental plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits. Benefits under this plan were frozen as of December 31, 1999 and continuing employment will not increase the employee's benefits under the plan.

         At the time the pension plan was frozen, Mr. Kubacki was credited with 2 years of service, Mr. Smith was credited with 14 years of service, and Mr. Deardorff was credited with 8 years of service. Pursuant to the terms of the defined benefit plan and the supplemental employee retirement plan, Mr. Kubacki, Mr. Smith and Mr. Deardorff are entitled to receive $24,151, $105,420 and $9,035 in benefits as of December 31, 2004. Mr. Findlay and Mr. Condon, who joined Lakeland Financial in 2000 and 1999, respectively, never participated in the plan. We contributed $284,000 to our pension plan and $119,000 to our supplemental employee retirement plan in 2004.

Change in Control Agreements

         We have change in control agreements with several of our executive officers, including Messrs. Kubacki, Findlay, Smith, Deardorff and Condon. The agreements provide that upon the termination of the executive's employment within a one-year period prior to, or following, a change of control of Lakeland Financial, Mr. Kubacki has the right to receive a payment equal to approximately two times 120% of his base salary and all other executives have the right to receive a payment equal to approximately two times 115% of the executive's base salary. Also, the executive shall continue to receive certain benefits, including medical insurance coverage. Additionally, the agreements provide that we will "gross up" or pay any excise taxes triggered by payments under the change in control agreements. In addition, the agreements provide that the executive shall not compete with us, or our successor, for two years following a change in control. If the executive elects, he may forego the severance benefit and not be subject to the restrictive covenant. The restrictive covenant extends to a 60 mile radius of Warsaw, Indiana.

         Pursuant to the agreements, a "change in control" shall be any of the following events: a merger or attempted hostile takeover; a person acquiring 30% of our voting securities followed by the election of that person's representative to the board of directors; a person acquiring more than 50% of our voting securities; and any other event that has the effect of placing control of Lakeland Financial with someone other than its current shareholders.

         If the change in control agreements were triggered as of the date of this proxy statement and the executives were terminated within the one-year period, we would owe the executives the following, approximate, pre-tax amounts: Mr. Kubacki - $813,700; Mr. Findlay - $490,300; Mr. Smith - $411,100;
Mr. Deardorff- $337,200; Mr. Condon - $323,300. This is in addition to any additional payments that we may owe the executives pursuant to any other employment agreement, any stock incentive grants, the pension plan and the supplemental employee retirement plan.

Share Incentive Plan

         Under the Lakeland Financial Corporation 1997 Share Incentive Plan, employees and non-employee directors may be awarded incentive stock options and non-qualified stock options. The plan was approved by our shareholders in 1998, and a total of 600,000 shares are authorized for issuance under the plan. Awards are made at the discretion of the Compensation Committee. We have not, at any time, engaged in the repricing of stock options. No options were granted to employees in 2004. As of February 23, 2005, we had 63,815 shares remaining under the plan reserved for options not yet granted.

Lakeland Financial Corporation 401(k) Plan

         We also sponsor a qualified, defined contribution retirement plan qualifying under section 401(k) of the Internal Revenue Code. The plan is eligible for all employees meeting age and service requirements, including our executive officers. Our contributions are based upon the percentage of actual net income versus budgeted net income for each year. Participants can choose between several different investment options under the 401(k) plan, including shares of Lakeland Financial common stock.

         The aggregate contribution under the 401(k) plan by Lakeland Financial in 2004 was approximately $730,526 and the amounts contributed to the named executive officers are reflected in the Summary Compensation Table on page 11 of this proxy statement.

Deferred Compensation Plan

         Effective January 1, 2004, we adopted the Lake City Bank Deferred Compensation Plan. The purpose of the plan is to extend full 401(k) type retirement benefits to certain individuals without regard to statutory limitations under tax qualified plans. The plan is available to all of our executive officers and of the executive officers listed in the compensation tables above, Mr. Kubacki, Mr. Findlay and Mr. Smith participated in the plan. In 2004, we recognized an expense of $10,000 in regard to the plan. The plan is funded solely by participant contributions and does not receive a company match.

Report of the Compensation Committee on Executive Compensation

         The report of the Compensation Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         General. During 2004, the Compensation Committee was comprised of L. Craig Fulmer, Charles E. Niemer, Emily E. Pichon, Richard L. Pletcher and Terry L. Tucker, each of whom is expected to serve on the committee through 2005. Each of the members is considered "independent" by the board according to the Nasdaq listing requirements, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director pursuant to
Section 16 of the Securities Exchange Act of 1934. The purpose of the Compensation Committee is to determine the aggregate compensation to be paid to Mr. Kubacki, our Chief Executive Officer, and to review and recommend to the full board the compensation for our other executive officers. The committee also administers our stock incentive plan and meets either independently or in conjunction with our full board of directors to grant awards to eligible individuals in accordance with the terms of the plans. The committee's responsibilities and functions are further described in our Compensation Committee charter, which is available on our website at www.lakecitybank.com.

         Compensation Overview. We annually review executive officer compensation in December with the new compensation to become effective the following February. In establishing executive compensation, we have historically divided compensation into the two separate components of salary and bonus. When fixing an individual executive's compensation, these two components are intended to work together to compensate the executive fairly for his or her services and reward the executive officer based upon our overall performance during the year. We also encourage the executives and all employees to acquire a personal interest in the long-term success of Lakeland Financial by participating in stock ownership under our 401(k) plan. Additionally, in 1998, we established the Lakeland Financial Corporation 1997 Share Incentive Plan to enhance the opportunity of the executive officers, as well as other covered employees, to acquire stock in Lakeland Financial.

         In reviewing an executive's compensation, the committee considers and evaluates all components of the executive officer's total compensation package. This involves reviewing the executive's salary, bonus, incentive stock awards, perquisites, participation in our 401(k) plan, payments due upon retirement or a change of control, if any, and all other payments and awards that the executive officer earns. The board of directors retains final approval over executive compensation, with the exception of Mr. Kubacki's compensation which is set by the committee.

         Components of Compensation.

         Salary. The Compensation Committee reviews each executive's base salary on an annual basis. The committee believes that the base salaries should offer security to each executive and allow us to attract qualified executives and maintain a stable management team and environment. The committee targets base salaries at levels comparable to those of similar positions within the market place and utilizes relevant salary surveys. The committee may adjust salaries to reflect our financial performance, including, but not limited to, our earnings per share, net income and return on average assets, although no specific weight is given to these factors. Additionally, base salaries are determined examining, among other things, an executive's level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level. The committee will also factor in other payments and awards that the executive may receive before recommending a salary to the board. All of the factors described herein are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight. When establishing the salary of executives other than his own, Mr. Kubacki participated and made recommendations to the committee.

         Bonus. Over the past several years the board has continued an emphasis on awards of cash bonuses to executive officers in connection with a decreased emphasis on the stock incentive plan. Cash bonuses to executive officers for 2004, including Mr. Kubacki's, were determined pursuant to an established executive incentive compensation program, which is reviewed at least annually by the committee. This program applies to all of our executive officers, as well as designated officers of Lake City Bank. As established, the committee retains the right to modify the program and/or withhold payment at any time. Historically, we have not withheld bonus payments under any of our bonus programs.

         Eligible participants in the bonus program may earn a performance-based bonus based on the company's overall performance as well as the individual participant's performance. Our performance is based on our actual net income for that year compared to the budgeted net income. We calculate this by using our net income after the 401(k) match and incentive compensation costs and excluding non-recurring gain/loss on sale of fixed assets, investments and extinguishment of debt. The committee approves a budgeted net income amount after reviewing the previous year's actual net income in conjunction with the board's and management's expectations for that particular year. The actual net income for each year must equal or exceed 70% of budgeted net income in order for a bonus to be paid that year. If actual to budget net income is at least 70%, the bonus is paid at 50%. If the actual to budget net income is at least 80%, the bonus is paid at 70%. If actual net income to budget net income is at least 90%, the bonus is paid at 90%. If actual net income to budget net income is at least 100%, the bonus is paid at 100%, and so on. Bonuses under the program provide for bonus payments of 5% to 40% of eligible salary. In 2004, the bonus program provided that our President and Chief Executive Officer would receive a bonus up to 40% of his salary and that the Executive Vice Presidents would receive from 20% to 30% of their salaries. Bonuses for officers receiving promotions during the year were prorated. The amount of the bonus is also determined, in part, on the individual's overall performance compared to the individual's performance goals that are established in the beginning of the year by the individual and the other executives.

         For 2004, our actual net income, calculated as described above, exceeded the 90% of the budgeted net income threshold. This resulted in aggregated bonus payments of $780,302 paid to 129 employees. The bonuses paid to Mr. Kubacki and the other named executive officers are set forth in the summary compensation table and were established pursuant to the bonus program.

         Stock Ownership. The board and the committee believe employee ownership in our common stock is important. At the annual meeting held in April 1998, the shareholders approved the Lakeland Financial Corporation 1997 Share Incentive Plan. The purpose of this incentive plan is to enhance our long term financial performance by:

         o attracting and retaining executive and other key employees of Lakeland Financial and Lake City Bank through incentive compensation opportunity;

         o motivating such employees to further the long term goals of Lakeland Financial and the Lake City Bank; and

         o furthering the identity of interests of participating employees with our shareholders through opportunities for increased employee ownership of Lakeland Financial.

         Prior to adoption of the new performance based bonus plan the committee emphasized stock option awards as incentives. The committee made decisions on option awards based on company and individual performance. Given the number of options outstanding versus the number of options available to grant, the committee determined it would not issue any stock option awards in 2004 under the share incentive plan.

         We also have a 401(k) plan that allows the participants to choose between several different investment options, including shares of our common stock. Under the plan, employees are eligible to redirect a portion of their regular basic compensation into a tax-deferred trust. We make matching contributions of up to 6% of each participant's regular basic compensation at a percentage based on the company's performance against budgeted net income. We calculate this by using our net income after the 401(k) match and incentive compensation costs and excluding non-recurring gain/loss on sale of fixed assets, investments and extinguishment of debt. The committee approves a budgeted net income amount after reviewing the previous year's actual net income in conjunction with the board's and management's expectations for that particular year. A match of 50% is paid any year that a dividend is declared. If the actual to budget net income is at least 80%, the bonus is paid at 70%. If actual to budget net income is at least 90%, the bonus is paid at 90%. If actual to budget net income is at least 100%, the bonus is paid at 100%, and so on. All participants are always 100% vested in their salary redirections and become 100% vested in our contribution upon retirement, disability or in accordance with the vesting provisions of the plan. Participant accounts are distributed to the individual participants upon termination of employment and may include shares of our common stock.

         Chief Executive Officer's Compensation. The committee establishes Mr. Kubacki's salary after reviewing the factors and components described above. Mr. Kubacki's salary in 2004 was based in part upon the committee's satisfaction with the following factors; profitability, revenue growth, expense control and overall credit quality. The committee determined that Mr. Kubacki's leadership had a significant impact on our attaining this level of performance while maintaining our excellent safety and soundness ratings. Additionally, the committee considered Mr. Kubacki's personal performance as President and Chief Executive Officer, as well as his change of control agreement, his participation in employee benefit plans, plus the perquisites that he receives, his previous years' salaries and the salary levels of other similarly situated financial institutions in setting his base salary at $339,023 for 2004. His bonus of $126,000 was awarded according to the performance criteria detailed above, as well as our belief that he met and exceeded his individual goals. No stock options were granted to Mr. Kubacki in 2004. He also received $21,466 in other compensation that includes our matching contribution pursuant to the 401(k) plan as well as golf club memberships, a cell phone stipend and group term life insurance. Additionally, Mr. Kubacki has a change-in-control agreement which entitles him to receive $813,655, as described in more detail in this proxy statement.

         Compliance with Section 162(m) of the Internal Revenue Code of 1986.
Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to the our Chief Executive Officer and any of the four other highest paid officers, to the extent they are listed officers on the last day of any given tax year. However, compensation is exempt from this limit if it qualifies as "performance based compensation." Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. We believe performance based compensation is an important tool to provide incentive to senior executives, matching their compensation levels to our performance. Accordingly, performance based compensation comprises a significant portion of the compensation package for our senior executives. This also has the effect of preserving the deduction that might otherwise be affected by the $1.0 million limit.

         Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

         Conclusion. The Compensation Committee believes the executive compensation policies and programs described above effectively serve the interests of shareholders and Lakeland Financial. The committee believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of Lakeland Financial for the benefit of all shareholders.

         Approved by the Lakeland Financial Compensation Committee as of December 31, 2004.

         L. Craig Fulmer, Charles E. Niemer, Emily E. Pichon, Richard L. Pletcher and Terry L. Tucker

Compensation Committee Interlocks and Insider Participation

         During 2004, none of the directors serving on the Compensation Committee was an officer or employee of Lakeland Financial or Lake City Bank, and none of these individuals was a former officer or employee of either organization. In addition, during 2004 no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of our compensation committee was engaged as an executive officer.
                         STOCK PRICE PERFORMANCE GRAPH

         The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The graph below compares the cumulative total return of Lakeland Financial, the Nasdaq Market Index and a peer group index.

        The following table was presented as a graph in the proxy material mailed to shareholders.

INDEX                           1999    2000    2001    2002    2003    2004
------------------------------ ------- ------- ------- ------- ------- -------
Lakeland Financial Corp.       $100.00   87.04  127.54  174.80  270.31  311.17
Nasdaq Market Index             100.00   60.82   48.16   33.11   49.93   54.49
Peer Group Index                100.00   94.66  126.63  154.96  210.25  254.90

* Assumes $100 invested on December 31, 1999 and dividends were reinvested.

         The peer group index is comprised of all financial institution holding companies in the United States with total assets between $1.0 billion and $3.0 billion dollars whose equity securities were traded on an exchange or national quotation service.

                            DIRECTORS' COMPENSATION

         During 2004, directors who were not full time employees of Lakeland Financial or Lake City Bank were paid an annual fee of $9,000 and an additional $600 for each board meeting attended and $500 for each committee meeting attended. Each director of Lakeland Financial is also a director of Lake City Bank and is not compensated separately for service on the Bank board. Mr. Kubacki, who is a director and also our President and Chief Executive Officer, is not paid a director's fee.

         We maintain the Lakeland Financial Corporation Directors Fee Deferral Plan under which non-employee directors are permitted to defer receipt of their directors' fees and earn a rate of return based upon the performance of our stock. We may, but are not required to, fund the deferred fees into a trust which may hold our stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Lakeland Financial. Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to shareholders. The number of shares attributable to each director under the plan are set forth in the footnotes to the Beneficial Ownership Table on pages 4 and 5. As of December 31, 2004, the total liability under the plan for the directors was approximately $813,000.

         Additionally, under our incentive stock plan, directors may be awarded non-qualified stock options at the discretion of the Compensation Committee. Stock options awarded to directors under the plan are subject to the same rules and restrictions as those awarded to named executives. Further, upon a change of control, all options held by participants in the plan become fully exercisable. In 2004, our directors, excluding Mr. Kubacki, did not receive any options to purchase shares of our common stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2004, Lake City Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectibility, or present other unfavorable features, than loans to other borrowers.

                            AUDIT COMMITTEE REPORT

         The report of the Audit Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. As of December 31, 2004, the committee was comprised solely of independent directors.

         The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with our management and Crowe Chizek and Company LLC, our independent registered public accounting firm. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2004 for filing with the Securities and Exchange Commission.

                  Approved by the Lakeland Financial Audit Committee as of December 31, 2004.
Charles E. Niemier             Emily E. Pichon           Richard L. Pletcher
Robert E. Bartels, Jr.         Terry L. Tucker           M. Scott Welch

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Shareholders are also being asked to ratify the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the year ending December 31, 2005. If the appointment of Crowe Chizek is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and board of directors. A representative of Crowe Chizek is not expected to be present at the annual meeting.

Accountant Fees

         Audit Fees. The aggregate amount of fees billed by Crowe Chizek for its audit of Lakeland Financial's annual financial statements for fiscal years 2004 and 2003, for its required reviews of our unaudited interim financial statements included in our Form 10-Qs filed during fiscal 2004 and 2003 and for the integrated audit of internal control over financial reporting as required for 2004 under Section 404 of the Sarbanes-Oxley Act were $260,000 and $130,175, respectively.

         Audit Related Fees. The aggregate amounts of audit related fees billed by Crowe Chizek for fiscal years 2004 and 2003 were $50,185 and $22,950, respectively. The 2004 services included employee benefit plan audits, consulting related to Sarbanes-Oxley Section 404 compliance and other audit related consultations. The majority of these services in 2003 were related to employee benefit plan audits.

         Tax Fees. The aggregate amounts of tax related services billed by Crowe Chizek for fiscal years 2004 and 2003 were $77,110 and $21,355, for professional services rendered for tax compliance, tax advice and tax planning. The services provided included assistance with the preparation of Lakeland Financial's tax return and guidance with respect to estimated tax payments. Additionally, the 2004 fees include costs associated with a tax cost segregation study for branch premises.

         All Other Fees. We did not incur any other fees from Crowe Chizek for fiscal years 2004 and 2003 other than the fees reported above.

         The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining Crowe Chizek's independence as our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

         Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Crowe Chizek. These services include audit and audit-related services, tax services, and other services. Crowe Chizek and management are required to periodically report to the Audit Committee regarding the extent of services provided by Crowe Chizek in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis that the committee had not already specifically approved.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of our Annual Report to Shareholders for the 2004 fiscal year, which also includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (including financial statements), accompanies this proxy statement.




                                Michael L. Kubacki
                                Chairman, President and Chief Executive Officer

March 11, 2005
Warsaw, Indiana

                      ALL SHAREHOLDERS ARE URGED TO SIGN
                        AND MAIL THEIR PROXIES PROMPTLY

           PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
            OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
          LAKELAND FINANCIAL CORPORATION TO BE HELD ON APRIL 12, 2005

         The undersigned hereby appoints David M. Findlay and Michael L. Kubacki, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of shareholders, to be held at Westminster Hall located at 200 Seminary Drive in Winona Lake, Indiana, on the 12th day of April, 2005, at 12:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1. ELECTION OF DIRECTORS:
   FOR all nominees listed below         WITHHOLD AUTHORITY
   (except as marked to the contrary     to vote for all nominees listed below
   below)

   [ ]                                   [ ]

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   Term Expires 2008:  Robert E. Bartels, Jr., Michael L. Kubacki,
                       Steven D. Ross and M. Scott Welch

2. RATIFY THE APPOINTMENT OF Crowe Chizek and Company LLC as the Company's independent registered public accounting firm for the year ending December 31, 2005:

   [ ]                            [ ]                                 [ ]
   For                            Against                             Abstain

3. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.


                           Dated:                                       , 2005
                                       ---------------------------------------

                           Signature(s)
                                       ---------------------------------------


NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.